Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Ed Murray, WY Secretary of State
FILED: 04/15/2015 08:50 AM
Original ID: 2013-000647322
Amendment ID: 2015-001721578

Profit Corporation
Articles of Amendment

1. Corporation name:

Clean Power Concepts Inc.

2. Article(s) I is amended as follows:

Article I: Clean Power Concepts Inc. will further be known as General Bio Health Inc.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 04/10/2015
(Date – mm/dd/yyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

This amendment was adopted by the incorporators. Shareholder approval was not required.

Received
APR 10 2015
Secretary of State
Wyoming

OR

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

For Office Use Only

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

Signature: Marisa Morgando

Date: 04/10/2015
(mm/dd/yyyy)

Print Name: Marisa Morgando, on behalf of,

Title: Clean Power Concepts Inc., Authorized Agent

Contact Person:

Daytime Phone Number:

Email:

Checklist

- [ ] ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- [ ] The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.
- [ ] Please submit one **originally signed** document and one exact photocopy of the filing.

Wyoming

Corporate Services Inc.

Authorization has been given to prepare, sign, and file documents with the State of Wyoming for the attached Business Entity.

Dated: April 10, 2015

Wyoming Corporate Services, Inc.

Received
APR 10 2015
Secretary of State
Wyoming

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD F. MURRAY, III, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: **General Bio Health Inc.**
Old Name: **Clean Power Concepts Inc.**

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **15th** day of **April, 2015**

Secretary of State

By: Helen Becker

Filed Date: 04/15/2015